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                                                    EXHIBIT 10.02






              SUPPLEMENTAL DEFERRED COMPENSATION PLAN

                 FOR SELECT EXECUTIVE EMPLOYEES OF

               OLD NATIONAL BANCORP AND SUBSIDIARIES

      (As Amended and Restated Effective as of July 1, 1994)


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              SUPPLEMENTAL DEFERRED COMPENSATION PLAN
                 FOR SELECT EXECUTIVE EMPLOYEES OF
               OLD NATIONAL BANCORP AND SUBSIDIARIES

                         TABLE OF CONTENTS

  ARTICLE                                                    PAGE

  INTRODUCTION                                                1

  I.    DEFINITIONS                                           1

  1.1   Adjustment                                            1
  1.2   Board                                                 1
  1.3   Code                                                  1
  1.4   Committee                                             1
  1.5   Compensation                                          1
  1.6   Disability                                            2
  1.7   Effective Date                                        2
  1.8   Employee                                              2
  1.9   Employer                                              2
  1.10  Individual Account                                    2
  1.11  Participant                                           2
  1.12  Participant's Salary Deferral Contributions           2
  1.13  Participant's Salary Deferral  Contributions Account  2
  1.14  Plan                                                  3
  1.15  Plan Year                                             3
  1.16  Profit Sharing Plan                                   3
  1.17  Subsidiary                                            3
  1.18  Supplemental Employer Contributions                   3
  1.19  Supplemental Employer Contributions Account           3
  1.20  Supplemental Employer Matching Contributions          3
  1.21  Supplemental Employer Matching Contributions Account  3

  II.   ELIGIBILITY AND PARTICIPATION                         4

  III.  CONTRIBUTIONS AND ALLOCATIONS                         4

  3.1   Participant Salary Deferral Contributions             4
  3.2   Participation Agreement                               5
  3.3   Supplemental Employer Contributions                   6
  3.4   Allocation of Adjustments                             6

  IV.   INVESTMENT OF CONTRIBUTIONS                           7

  4.1   Discretionary Investment                              7
  4.2   Unsecured Contractual Rights                          8
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  V.    DISTRIBUTIONS                                         8

  5.1   Time of Payment of Benefits                           8
  5.2   Method of Payment                                     8
  5.3   Death of the Participant and Beneficiary Designation  9
  5.4   Suspension of Distribution on
          Insolvency of Employer                             10

  VI.   PLAN ADMINISTRATION                                  11

  6.1   Appointment of the Committee                         11
  6.2   Powers and Responsibilities of the Committee         11
  6.3   Liabilities                                          12
  6.4   Claims Procedure                                     12

  VII.  AMENDMENT AND TERMINATION OF THE PLAN                13

  7.1   Amendment of the Plan                                13
  7.2   Termination of the Plan                              13

  VIII. MISCELLANEOUS                                        13

  8.1   Governing Law                                        13
  8.2   Headings and Gender                                  13
  8.3   Participant's Rights; Acquittance                    13
  8.4   Spendthrift Clause                                   13
  8.5   Counterparts                                         14
  8.6   No Enlargement of Employment Rights                  14
  8.7   No Guarantee                                         14
  8.8   Limitations on Liability                             14
  8.9   Incapacity of Participant or Beneficiary             14
  8.10  Corporate Successors                                 14

        SIGNATURES                                           15

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                           INTRODUCTION

      Effective July 1, 1994, Old National Bancorp (the
  "Employer") adopts the amended and restated Supplemental
  Deferred Compensation Plan For Select Executive Employees of
  Old National Bancorp and Subsidiaries (the "Plan"), as set forth herein.

      The purpose of this Plan, (which was originally effective August 1, 1987 and formerly known as the Supplemental Deferred Compensation Plan for Select Employees of Old National Bancorp and Participating Employers) is to permit a select group of management or highly compensated employees of the Employer or its subsidiaries to elect to defer compensation from the Employer or receive contributions from the Employer without regard to the limitations imposed by the Internal Revenue Code of 1986, as amended, on the benefits which may accrue to such employees under the Employees' Savings and Profit-Sharing Plan of Old National Bancorp and the Old National Bancorp Employees' Retirement Plan. It is the intention of the Employer that the Plan shall constitute an unfunded arrangement maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for federal income tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

                             ARTICLE I
                            DEFINITIONS

      Whenever the initial letter of a word or phrase is capitalized herein, the following words and phrases shall have the meanings stated below unless a different meaning is plainly required by the context:

      1.1 "Adjustment" means the net increases and decreases in the combined market values of the subaccounts which comprise the Individual Account of each Participant. Such increases and decreases shall include such items as realized or unrealized investment gains and losses, if any, and investment income, if any, and may, in the discretion of the Employer, include expenses properly attributable to administering the Plan.

      1.2  "Board" means the Board of Directors of Old National
  Bancorp.

      1.3 "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

      1.4 "Committee" means the Compensation Committee of the Board responsible for administering the Plan, as described in
  Section 6.2.

      1.5 "Compensation" means the Participant's total compensation from the Employer for a calendar year, other than qualified or previously qualified deferred compensation that is currently includable in gross income, plus any salary reduction Employer contributions made on behalf of the Participant under a plan which qualifies under Section 401(k) of the Code and/or
  Section 125 of the Code. Compensation taken into account for all purposes under the Plan shall not be limited as provided in
  Section 401(a)(17) of the Code.

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      1.6  "Disabled" or "Disability" means the physical or
  mental condition arising after the original date of employment of the Participant which totally and permanently prevents the Participant from engaging in any occupation or employment for remuneration or profit, except for the purpose of rehabilitation not incapatible with a finding of total and permanent disability. The Committee shall be the sole and final judge of Disability within the meaning of the Plan, after consideration of such evidence as it may require, including the reports of such physician or physicians as it may designate.

      1.7  "Effective Date" of the Plan means August 1, 1987;
  the effective date of this amended and restated Plan is July 1, 1994.

      1.8 "Employee" means any person who is employed by the Employer or a Subsidiary.

      1.9  "Employer" means Old National Bancorp and its
  Subsidiaries.

      1.10 "Individual Account" means the individual account maintained for each Participant in accordance with the terms of the Plan. Such Individual Account is comprised of whichever of the following sub-accounts are applicable to a particular
  Participant: Supplemental Employer Matching Contributions Account, Supplemental Employer Contributions Account and Participant Salary Deferral Contributions Account.

      1.11 "Participant" means a salaried executive Employee of the Employer or its Subsidiaries who becomes a Participant pursuant to the provisions of Article II of the Plan.

      1.12 "Participant Salary Deferral Contributions" means contributions made to the Plan pursuant to Section 3.1 by the Employer, at the election of the Participant, and at the discretion of the Employer, in lieu of cash Compensation, under a Participation Agreement between the Participant and the Employer. Although the term "contribution" is used herein for ease of reference, credits to Participants' Individual Accounts under the Plan are merely credits to a bookkeeping account.

      1.13 "Participant Salary Deferral Contributions Account" means that portion of a Participant's Individual Account attributable to

           (a) Participant Salary Deferral Contributions allocated to such Participant pursuant to
                Section 3.1 and
           (b)  the Participant's proportionate share,
                attributable to his Participant Salary Deferral Contributions Account, of the Adjustments, reduced by any distributions from such account pursuant to Article V.

      1.14 "Plan" means the Supplemental Deferred Compensation
  For Select Executive Employees of Old National Bancorp and
  Subsidiaries.

      1.15 "Plan Year" means the twelve (12) month period beginning January 1 and ended December 31.

      1.16 "Profit Sharing Plan" means the Employees' Savings and Profit-Sharing Plan of Old National Bancorp, as amended from time to time.

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      1.17 "Subsidiary" or "Subsidiaries" means any corporation
  more than fifty percent (50%) of whose total combined voting stock of all classes is held by the Employer or by another corporation qualifying as a Subsidiary within this definition.

      1.18 "Supplemental Employer Contributions" means contributions made to the Plan by the Employer for the Plan Year, at the discretion of the Employer, and allocated to a Participant's Individual Account. Although the term "contribution" is used herein for ease of reference, credits to Participants' Individual Accounts under the Plan are merely credits to a bookkeeping account.

      1.19 "Supplemental Employer Contributions Account" means that portion of a Participant's Individual Account attributable to

           (a) Supplemental Employer Contributions allocated to such Participant pursuant to Section 3.3(b) and
           (b)  the Participant's proportionate share,
                attributable to his Supplemental Employer
                Contributions Account, of the Adjustments, reduced by any distributions from such account pursuant to Article V.

      1.20 "Supplemental Employer Matching Contributions" means contributions made to the Plan by the Employer for the Plan Year in accordance with the provisions of Section 3.3 and allocated to a Participant's Individual Account by reason of the Participant's Salary Deferral Contributions contributed to the Plan pursuant to Section 3.1(a). Although the term "contribution" is used herein for ease of reference, credits to Participants' Individual Accounts under the Plan are merely credits to a bookkeeping account.

      1.21 "Supplemental Employer Matching Contributions
  Account" means that portion of a Participant's Individual
  Account attributable to

           (a) Supplemental Employer Matching Contributions allocated to such Participant pursuant to
                Section 3.3(a) and
           (b)  the Participant's proportionate share,
                attributable to his Supplemental Employer
                Matching Contributions Account, of the
                Adjustments, reduced by any distributions from such account pursuant to Article V.

                            ARTICLE II
                   ELIGIBILITY AND PARTICIPATION

      A member of a select group of management or highly compensated Employees of the Employer or its Subsidiaries is eligible to become a Participant in the Plan provided such Employee is designated as a Participant by the Committee in writing.

                            ARTICLE III
                   CONTRIBUTIONS AND ALLOCATIONS

      3.1  Participant Salary Deferral Contributions.

           (a) Amount of Contribution. The Employer shall credit Participant Salary Deferral Contributions on behalf of each executive who is a Participant

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                under the Plan for the Plan Year, such
                percentage (or dollar amount) of such
                Participant's Compensation as mutually agreed upon between the Participant and the Employer prior to the beginning of each Plan Year. Provided, however, in the case of a Participant's initial year of participation under the Plan, the Participant may elect to commence Salary Deferral Contributions within sixty (60) days after the Participant is designated as a Participant by the Committee; such election shall commence with respect to Compensation paid for the first payroll period which begins after the effective date of the election. Such percentage (or dollar amount) shall remain in effect for each Plan Year thereafter until or unless another percentage (or dollar amount) is agreed upon by the Participant and the Employer prior to the beginning of the applicable Plan Year or until the Employer notifies the Participant that the Participant is no longer eligible for contributions under this Section 3.1.

           (b)  Limit on Contributions.  Subject to the
                provisions of subsection (c), the maximum percentage of a Participant's Compensation that may be subject to Participant Salary Deferral Contributions for a Plan Year shall not exceed fifteen percent (15%) of such Participant's Compensation for such Plan Year.

           (c) Profit Sharing Plan Refunds. In addition to Participant Salary Deferral Contributions credited to a Participant's Salary Deferral Contributions Account for a Plan Year, the Employer shall also credit, as Participant Salary Deferral Contributions, an amount equal to the principal amount, if any, of salary reduction contributions under the Profit Sharing Plan, but which would otherwise be refunded to the Participant pursuant to the requirements of Sections 401(k)(3) or 402(g) of the Code. Such amount shall be credited to the Participant's Salary Deferral Contributions Account as of the date on which it would have otherwise been refunded to the Participant and shall be treated as a Participant Salary Deferral Contribution for the Plan Year in which refunded, and not for the Plan Year in which such salary reduction contributions were made to the Profit Sharing Plan.

           (d) Timing of Contributions. Except for the principal amount of Participant Salary Deferral Contributions refunded to a Participant pursuant to Sections 401(k)(3) or 402(g) of the Code, Participant Salary Deferral Contributions made for the benefit of a Participant for any Plan Year shall be made to the Participant's Salary Deferral Contributions Account within the time prescribed for crediting salary reduction contributions under the Profit Sharing Plan.

      3.2 Participation Agreement. As a condition to the Employer's obligation to credit Participant Salary Deferral Contributions for the benefit of a Participant pursuant to
  Section 3.1, the Participant must execute a Participation Agreement with the Employer on such forms as shall be prescribed by the Committee in which it is agreed that the Employer will withhold payment of a portion of the Participant's Compensation and shall credit such amount withheld to the Participant's Individual Account at the times set forth in the Plan. Except as otherwise provided in Section 3.1(a), in the case of a Participant's initial year of participation under the Plan, the Participation Agreement for

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  any Plan Year must be executed and delivered by the Participant and the Employer prior to the first day of the Plan Year to which the Participation Agreement relates.

      The Participant's election to defer a portion of his Compensation each year shall be irrevocable once made, except that the Committee, in its sole discretion, may waive the Participant's election to defer Compensation if the Participant has suffered an unforeseeable emergency which results in a severe financial hardship. Such waiver shall apply to the portion of the Plan Year remaining after the Committee's determination that the Participant has suffered a severe financial hardship. The effective date of the waiver shall be fixed by the Committee after application by the Participant under such procedures as may be fixed by the Committee. The Participant's application shall include a signed statement of the facts causing financial hardship and any other facts required by the Committee in its discretion. For the purposes of this Section 3.2, an unforeseeable emergency is a severe financial hardship to a Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant (as defined in IRC Section 152(a)), loss of the Participant's property due to casualty, or other similar extraordinary and unforeseen circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case; however, the Committee shall not grant any waiver of a Participant's deferral election to the extent that his hardship may be relieved (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of Participant's assets, to the extent liquidation of such assets would not itself cause severe financial hardship; or (iii) by cessation of salary deferral contributions under the Profit Sharing Plan. An unforeseeable emergency shall not include the need to send the Participant's child to college or the desire to purchase a home.

      3.3  Supplemental Employer Contributions.

           (a) Matching Contributions. The Employer shall make Supplemental Employer Matching Contributions under the Plan for a Plan Year in an amount necessary to match each Participant's Salary Deferral Contributions of up to four percent (4%) of such Participant's Compensation, reduced, on a dollar-for-dollar basis, by any Matching Contributions made with respect to a Participant's salary deferral Contributions under the Profit Sharing Plan. The amount of such contributions shall be equal to a specified percentage of such Participant's Salary Deferral Contributions based upon such Participant's

                Vesting Years of Service, as determined under the Profit Sharing Plan, in accordance with the following schedule:

                                                  Matching
                     Vesting Years              Contribution
                      of Service                 Percentage
                     -------------              ------------
                        0-4                        50%
                        5-9                        75%
                     10 or more                   100%

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           (b)  Supplemental Employer Contributions.  In
                addition to any Supplemental Employer Matching Contributions made to the Plan under subsection
                (a), the Employer may, but shall not be required to, make Supplemental Employer Contributions under the Plan in such amount and to the Individual Accounts of such Participants as shall be determined by the Board, in its sole discretion.

           (c) Timing of Contributions. Supplemental Employer Matching and Supplemental Employer Contributions made for the benefit of a Participant for any Plan Year shall be credited to a Participant's Supplemental Employer Matching or Supplemental Employer Contributions Account, as the case may be, at the same time(s) as matching and discretionary employer contributions, respectively, are allocated to Participants' accounts under the Profit Sharing Plan.

      3.4  Allocation of Adjustments.

           (a) Individual Account. The Committee shall establish and maintain an account to be known as the Individual Account in the name of each Participant, to which the Committee shall credit all amounts allocated to each such Participant pursuant to this Article III. Each Individual Account shall be comprised of whichever of the following subaccounts are applicable to a particular Participant: Supplemental Employer Matching Contributions Account, Supplemental Employer Contributions Account and Participant Salary Deferral Contributions Account.

           (b) Determination of Adjustments. Following the allocations made pursuant to Sections 3.1 and 3.3, the Committee shall determine the Adjustments for December 31 of the applicable Plan Year (and, in the event a Participant is eligible for a distribution as provided in
                Article V, for the last day of the month immediately preceding the month in which the Participant terminates service for any reason), and on such other dates as the Committee deems advisable, by adding together all income received, and realized and unrealized gains and losses, and deducting therefrom all taxes, charges or expenses (unless paid separately by the Employer in its discretion, outside the confines of this Plan) and any realized and unrealized losses since the most recent allocation of Adjustments to Participants' Individual Accounts which may have been sustained.

           (c) Allocation of Adjustments. The Adjustments shall be allocated as of the allocation date specified in subsection (b) to the Individual Accounts of Participants who maintain a credit balance in their Individual Accounts as of such date in the same proportion that the balance of each Participant's Individual Account as of such date bears to the balance of all Individual Accounts of Participants in the Plan on such date. Provided, however, if a Participant's Individual Account is invested separately by the Employer, the Adjustment shall be allocated as provided in Section 1.1.

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                            ARTICLE IV
                    INVESTMENT OF CONTRIBUTIONS

      4.1 Discretionary Investment. Contributions by the Employer and by Participants hereunder shall be credited to each Participant's Individual Account and to the applicable sub-accounts under the Plan as provided in Section 3.4. Adjustments to Individual Accounts shall be determined as if amounts credited to such Individual Accounts were invested in the same manner as the funds held under the Profit Sharing Plan. Provided, however at the election of the Employer, the Adjustment to each Participant's Individual Account shall be determined either (i) as if amounts credited to such Individual Account were invested in hypothetical investments designated by the Employer to be used to measure increases or decreases in the Individual Account over time or (ii) by the earnings on actual investments made by the Employer under the Plan.

      4.2 Unsecured Contractual Rights. The Plan at all times shall be unfunded and shall constitute a mere promise by the Employer to make benefit payments in the future. Notwithstanding any other provision of this Plan, neither a Participant nor his designated beneficiary shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Employer prior to the time benefits are paid as provided in Article V, including any Compensation deferred hereunder by the Participant. All rights created under this Plan shall be mere unsecured contractual rights of the Participant against the Employer.

                             ARTICLE V
                           DISTRIBUTIONS

      5.1 Time of Payment of Benefits. All amounts credited to a Participant's Individual Account, including any Adjustments credited in accordance with Section 3.4, shall be or commence to be distributed to or with respect to a Participant (or his designated beneficiary) on the first day of the second month next following the date on which a Participant's employment terminates for any reason other than death. A Participant's benefits on death shall be distributed at the time prescribed in Section 5.3. For all purposes under the Plan, a distributable event with respect to each Participant shall occur on the earliest of the following dates: (i) the Participant's death while actively employed, (ii) the date on which the Committee makes a determination that the Participant is Disabled or (iii) the effective date, as determined under the Employer's standard personnel policies, of the Participant's termination of employment for any other reason.

      5.2  Methods of Payment.  A Participant's Individual
  Account shall be distributed to the Participant or his designated beneficiary in one the following methods effectively elected by the Participant in his Participation Agreement:

           (a)  A single lump sum;

           (b) Installments payable at such intervals as shall be elected by the Participant, over a period not in excess of ten (10) years; or

           (c) A combination of the methods specified in subsections (a) and (b).

           (d) In order to be effective, a Participant's election of the form(s) in which and time(s) at which his benefits hereunder shall be distributed must be made by delivering a

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                Participation Agreement or an Amended
                Participation Agreement to the Committee not later than ten (10) days prior to the effective date of the Participant's termination of employment for reasons other than Disability or death. In the case of the Participant's Disability or death, his Participation Agreement or Amended Participation Agreement must be delivered to the Committee prior to the date on which the Committee determines that the Participant is Disabled or prior to the date of his death. The Participant's election of the form in which benefits hereunder shall be distributed may be amended by the delivery of an Amended Participation Agreement to the Committee prior to the applicable date(s) specified in the preceding sentence. If the Participant does not elect a form of distribution or such election is not timely or properly made, the Employer shall pay the Participant's entire benefit in the form of a single lump sum.

           (e) In the event a Participant elects to receive his Individual Account in the form specified in subsection (b), the Participant must specify in his written election the frequency of the installment distributions (e.g., monthly, semi-annual, annual or the specific dates thereof) and either the dollar amount or percentage of his Individual Account to be distributed in each such installment.

                (i)  If the Participant specifies that each
                installment will be distributed in a dollar amount, he may elect the same or different dollar amount for each installment. Any such election shall provide that the final installment will consist of the remaining balance to the credit of the Participant under his Individual Account.

                (ii)  If the Participant specifies that each
                installment will consist of a percentage of his Individual Account, such percentage shall be based upon the balance of the Participant's Individual Account on the date on which the installment distributions commence and any such election shall provide that the final installment will consist of the remaining balance to the credit of the Participant under his Individual Account.

           (f) In the event a Participant elects to receive his Individual Account in the form specified in subsection (c), the Participant must specify in his written election the percentage of his Individual Account which will be distributed in a single lump sum and the percentage of such account which will be distributed in installments.

      5.3  Death of the Participant and Beneficiary Designation.

           (a) Form and Time of Payment. In the event of a Participant's death, his entire Individual Account (or his entire remaining Individual Account if distribution thereof has commenced) shall be paid to the Participant's designated beneficiary in a single lump sum within sixty
                (60) days of the date of his death.

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           (b)  Designation of Beneficiaries.  The Participant
                may designate a primary and contingent
                beneficiary or beneficiaries on forms provided by the Committee, which for this purpose may include the Participation Agreement. Such designation may be changed at any time for any reason by the Participant. If the Participant fails to designate a beneficiary, or if such designation shall for any reason be illegal or ineffective, or if the designated beneficiary shall not survive the Participant, his benefits under the Plan shall be paid: (i) to his surviving spouse; (ii) if there is no surviving spouse, to his descendants (including legally adopted children or their descendants) per stirpes; (iii) if there is neither a surviving spouse nor surviving descendants, to the duly appointed and qualified executor or other personal representative of the Participant to be distributed in accordance with the Participant's will or applicable intestacy law; or (iv) in the event that there shall be no such representative duly appointed and qualified within thirty (30) days after the date of death of the Participant, then to such persons as, at the date of his death, would be entitled to share in the distribution of the Participant's estate under the provisions of the applicable statute then in force governing the descent of intestate property, in the proportions specified in such statute. The Committee may determine the identity of the distributees, and in so doing may act and rely upon any information it may deem reliable upon reasonable inquiry, and upon any affidavit, certificate, or other paper believed by it to be genuine, and upon any evidence believed by it to be sufficient.

      5.4  Suspension of Distributions on Insolvency of
  Employer. The Employer shall cease the payment of benefits to Participants and their beneficiaries if the Employer is Insolvent. For purposes of the Plan, the Employer shall be considered "Insolvent" if

           (i) it is unable to pay its debts as they become due or

           (ii) it is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.


  During such period, the Employer shall hold the assets of the Plan, if any, for the benefit of the Employer's general creditors. Nothing in this Plan shall in any way diminish any rights of Participants and their designated beneficiaries as general creditors of the Employer with respect to benefits due under the Plan or otherwise. The Employer shall resume the payment of benefits to Participants or their beneficiaries in accordance with the preceding provisions of this Article V upon the termination of its Insolvency. Provided there are sufficient assets, if the Employer discontinues the payment of benefits pursuant to this Section 5.4 and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or their beneficiaries under the terms of the Plan for the period of such discontinuance.

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                            ARTICLE VI
                        PLAN ADMINISTRATION

      6.1 Appointment of the Committee. The Compensation Committee of the Board shall be responsible for administering the Plan. Except as the Employer shall otherwise expressly determine, the Committee shall be charged with the full power and the responsibility for administering the Plan in all its details. No member of the Committee shall be eligible at any time while he is a member to also be a Participant.

      6.2  Powers and Responsibilities of the Committee.

           (a) The Committee shall have all powers necessary to administer the Plan, including the power to construe and interpret the Plan documents; to decide all questions relating to an individual's eligibility to participate in the Plan; to determine the amount, manner and timing of any distribution of benefits or withdrawal under the Plan; to resolve any claim for benefits in accordance with Section 6.4, and to appoint or employ advisors, including legal counsel, to render advice with respect to any of the Committee's responsibilities under the Plan. Any construction, interpretation, or application of the Plan by the Committee shall be final, conclusive and binding. All actions by the Committee shall be taken pursuant to uniform standards applied to all persons similarly situated.

           (b) Records and Reports. The Committee shall be responsible for maintaining sufficient records to determine each Participant's eligibility to participate in the Plan, and the Compensation of each Participant for purposes of determining the amount of contributions that may be made by or on behalf of the Participant under the Plan.

           (c) Rules and Decisions. The Committee may adopt such rules as it deems necessary, desirable, or appropriate in the administration of the Plan. All rules and decisions of the Committee shall be applied uniformly and consistently to all Participants in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or beneficiary, the Employer or the legal counsel of the Employer.

           (d) Application and Forms for Benefits. The Committee may require a Participant or beneficiary to complete and file with it an application for a benefit, and to furnish all pertinent information requested by it. The Committee may rely upon all such information so furnished to it, including the Participant's or beneficiary's current mailing address.

      6.3 Liabilities. The Committee shall be indemnified and held harmless by the Employer with respect to any alleged breach of responsibilities performed or to be performed hereunder.

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
      6.4  Claims Procedure.

           (a) Filing A Claim. Any Participant or Beneficiary under the Plan may file a written claim for a Plan benefit with the Committee or with a person named by the Committee to receive claims under the Plan.

           (b) Notice of Denial of Claim. In the event of a denial or limitation of any benefit or payment due to or requested by any Participant or beneficiary under the Plan ("claimant"), the claimant shall be given a written notification containing specific reasons for the denial or limitation of his benefit. The written notification shall contain specific reference to the pertinent Plan provisions on which the denial or limitation of his benefit is based.
                In addition, it shall contain a description of any other material or information necessary for the claimant to perfect a claim, and an explanation of why such material or information is necessary. The notification shall further provide appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review. This written notification shall be given to a claimant within ninety (90) days after receipt of his claim by the Committee unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of said ninety (90) day period, and such notice shall indicate the special circumstances which make the postponement appropriate.

           (c) Right of Review. In the event of a denial or limitation of his benefit, the claimant or his duly authorized representative shall be permitted to review pertinent documents and to submit to the Committee issues and comments in writing. In addition, the claimant or his duly authorized representative may make a written request for a full and fair review of his claim and its denial by the Committee; provided, however, that such written request must be received by the Committee (or its delegate to receive such requests) within sixty (60) days after receipt by the claimant of written notification of the denial or limitation of the claim. The sixty (60) day requirement may be waived by the Committee in appropriate cases.

           (d) Decision on Review. A decision shall be rendered by the Committee within sixty (60) days after the receipt of the request for review, provided that where special circumstances require an extension of time for processing the decision, it may be postponed on written notice to the claimant (prior to the expiration of the initial sixty (60) day period) for an additional sixty (60) days after the receipt of such request for review. Any decision by the Committee shall be furnished to the claimant in writing and shall set forth the specific reasons for the decision and the specific Plan provisions on which the decision is based.

           (e) Court Action. No Participant or beneficiary shall have the right to seek judicial review of a denial of benefits, or to bring any action in

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
                any court to enforce a claim for benefits prior to filing a claim for benefits or exhausting his rights to review under this Section 6.4.

                            ARTICLE VII
               AMENDMENT AND TERMINATION OF THE PLAN

      7.1 Amendment of the Plan. The Employer shall have the right at any time by action of the Board to modify, alter or amend the Plan in whole or in part.

      7.2 Termination of the Plan. The Employer reserves the right at any time by action of the Board to terminate the Plan by resolution of the Board or to reduce or cease contributions at any time.

                           ARTICLE VIII
                           MISCELLANEOUS

      8.1 Governing Law. The Plan shall be construed, regulated and administered according to the laws of the State of Indiana, except in those areas preempted by the laws of the United States of America in which case such laws will control.

      8.2 Headings and Gender. The headings and subheadings in the Plan have been inserted for convenience of reference only and shall not affect the construction of the provisions hereof. In any necessary construction the masculine shall include the feminine and the singular the plural, and vice versa.

      8.3 Participant's Rights; Acquittance. No Participant shall acquire any right to be retained in the Employer's employ by virtue of the Plan, nor, upon his dismissal, or upon his voluntary termination of employment, shall he have any right or interest in or to the Plan assets other than as specifically provided herein.

      8.4 Spendthrift Clause. No benefit or interest available hereunder will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant's designated beneficiary, either voluntarily or involuntarily.

      8.5 Counterparts. This Plan may be executed in any number of counterparts, each of which shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

      8.6 No Enlargement of Employment Rights. Nothing contained in the Plan shall be construed as a contract of employment between the Employer and any person, nor shall the Plan be deemed to give any person the right to be retained in the employ of the Employer or limit the right of the Employer to employ or discharge any person with or without cause, or to discipline any Employee.

      8.7 No Guarantee. Neither the Committee nor the Employer in any way guarantees the assets credited by the Plan from loss or depreciation, nor the payment of any money or other assets which may be or become due to any person from the Plan. No Participant shall have any recourse against the Employer or the Committee if the Plan assets are insufficient to provide benefits under the Plan.

      8.8 Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, none of the Employer, the Committee and each individual acting as an employee or agent of any of them shall be liable to any Participant, Employee or beneficiary for any claim, loss, liability or expense incurred in connection with the Plan, except when the same shall have been judicially determined to be due to the gross negligence or willful misconduct of such person.

      8.9 Incapacity of Participant or Beneficiary. If any person entitled to receive a distribution under the Plan is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative), then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Employer may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Employer and the Plan therefor.

      8.10 Corporate Successors. The Plan shall not be automatically terminated by a transfer or sale of assets of the Employer or by the merger or consolidation of the Employer into or with any other corporation or other entity ("Transaction"), but the Plan shall be continued after the Transaction only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. The Employer shall not agree to a Transaction unless and until the transferee, purchaser or successor agrees to adopt this Plan and, in connection therewith, agrees to expressly assume all obligations and liabilities of the Employer hereunder.


                            SIGNATURES

      IN WITNESS WHEREOF, the Employer has caused this amended and restated Supplemental Deferred Compensation Plan for Select Executive Employees of Old National Bancorp and Subsidiaries to be executed by its officers thereunder duly authorized, this 15th day of December, 1994, but effective as of July 1, 1994.


                                    OLD NATIONAL BANCORP



                                    By: /s/ ALAN MOUNTS
                                        ALAN MOUNTS
                                        Vice President
                                        Human Resources
  ATTEST: [SEAL]


  By:

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